Exhibit 15.2

漢 坤 律 師 事 務 所

Han Kun Law Offices

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

Tel: (86 10) 8525 5500; Fax: (86 10) 8525 5511 / 8525 5522

Date: April 29, 2015

58.com Inc.

Block E, The North American International Business Center

Yi 108 Beiyuan Road, Chaoyang District,

Beijing 100101

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the use of our name and the summary of our opinion under the captions, “Risk Factors” in Item 3, “Organizational Structure” in Item 4 and “Financial Information” in Item 8, included in the annual report of 58.com Inc. on Form 20-F for the fiscal year ended December 31, 2014 (the “Annual Report”), which will be filed with the Securities and Exchange Commission in the month of April 2015, and further consent to the incorporation by reference of the summaries of our opinions under these captions into Registration Statement on Form S-8 (No. 333-194873) of 58.com Inc.. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

Yours Sincerely,

/s/ Han Kun

Han Kun Law Offices